Exhibit 99.1

Tocris Holdings Limited

Consolidated financial statements

For the year ended 31 December 2010

Contents

Independent Auditors Report	3

Consolidated Profit and Loss Account	4

Consolidated Balance Sheet	5

Consolidated Cash Flow Statement	6

Notes	7

Independent Auditor’s Report

The Board of Directors

Tocris Holdings Limited:

We have audited the accompanying consolidated balance sheet of Tocris Holdings Limited and subsidiaries (“the Group”) as of 31 December 2010, and the related consolidated profit and loss account, and consolidated cash flow statement for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of 31 December 2010, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature of such differences is presented in note 25 to the consolidated financial statements.

KPMG LLP

Bristol, United Kingdom

July 8, 2011

Consolidated Profit and Loss Account

for the year ended 31 December 2010

	Note	2010
		£000

Turnover	1-2	11,743
Cost of sales		(2,229)

Gross profit		9,514

Administrative expenses		(2,774)

Operating profit		6,740

Interest receivable and similar income	4	2
Interest payable and similar charges	5	(1,295)

Profit on ordinary activities before taxation	3-5	5,447

Taxation	6	(1,695)

Profit for the financial year	15	3,752

The notes on pages 7 to 22 form part of these financial statements.

Consolidated Balance Sheet

as at 31 December 2010

		2010
	Note	£000	£000

Fixed assets
Goodwill	7		7,402
Tangible assets	8		778

			8,180

Current assets
Stocks	9	4,085
Debtors	10	1,063
Cash at bank and in hand		1,645

		6,793
Creditors: amounts falling due within one year	11	(3,142)

Net current assets			3,651

Total assets less current liabilities			11,831

Creditors: amounts falling due after more than one year	12		(6,045)
Provisions for liabilities and charges	13		(111)

Net assets			5,675

Capital and reserves
Called up share capital	14		1,500
Share premium account	15		1,400
Profit and loss account	15		2,775

Shareholders’ funds	16		5,675

The notes on pages 7 to 22 form part of these financial statements.

Consolidated Cash Flow Statement

for the year ended 31 December 2010

	Note	2010
		£000
Net cash inflow from operating activities	19	7,039
Returns on investments and servicing of finance	20	(1,262)
Taxation	20	(2,016)
Capital expenditure	20	(137)
Dividends paid on shares classified in shareholders’ funds	20	(2,000)

Net cash inflow before financing and management of liquid resources		1,624

Financing	20	(1,587)

Increase/(decrease) in cash		37

Consolidated Reconciliation of Net Cash Flow to Movement in Net Debt

for the year ended 31 December 2010

	Note	2010
		£000

Increase/(decrease) in cash in the year		37
Cash outflow from bank loan financing		1,587

Change in net debt resulting from cash flows		1,624
Net debt at beginning of year		(6,662)
Translation differences		(14)
Amortisation of issue costs		(78)

Net debt at end of year	21	(5,130)

The notes on pages 7 to 22 form part of these financial statements.

Notes

(forming part of the financial statements)

1 Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the Group’s financial statements.

Basis of preparation

These non-statutory accounts do not constitute the Group’s statutory accounts for the year ended 31 December 2010 but have been prepared in order to meet the SEC filing requirements of Techne Corporation. The latest statutory accounts of the Group were for the year ended 31 December 2010. Those statutory accounts have been delivered to the Registrar of Companies (the auditors have reported on these statutory accounts; their report was unqualified and did not contain a statement under section 498(2) or (3) of the Companies Act 2006). The next statutory accounts of the Group will be prepared for the period ended 30 June 2011.

The financial statements have been prepared under the historical cost convention and in accordance with applicable United Kingdom Generally Accepted Accounting Practice (UK GAAP).

The directors have prepared the financial statements on a going concern basis for the following reasons. The directors have reviewed the cash flow forecasts for the Group for the foreseeable future and, taking account of reasonably possible changes in trading, are satisfied that the Group will be able to settle its liabilities as they fall due for payment and continue in operation for a period of at least twelve months from the date of signing of these financial statements.

Basis of consolidation

The consolidated financial statements include the financial statements of Tocris Holdings Limited and its subsidiary companies made up to 31 December 2010. The results of the subsidiaries are consolidated using the acquisition method of accounting. Under this method, the results of subsidiary companies acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

Goodwill

Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on business combinations and consolidation in respect of acquisitions is capitalised and amortised fully, by equal instalments over its expected useful economic life of 20 years.

Fixed assets and depreciation

Depreciation is provided to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Plant and machinery	-	10% on cost
Motor vehicles	-	25% on cost
Computer equipment	-	25% on cost

Stocks

Stocks are stated at the lower of cost and net realisable value. In the case of the manufactured product, cost includes all direct expenditure and production overhead based on a normal level of activity. Stock is stated after making due allowance for obsolete and slow moving items.

Work in progress is stated on the basis of direct costs plus attributable overheads based on normal level of activity. Provision is made for any foreseeable losses. No element of profit is included in the valuation of work in progress.

Note (continued)

1. Accounting policies (continued)

Turnover

The turnover shown in the profit and loss account represents amounts invoiced during the year, exclusive of value added tax. Turnover is recognised when goods are despatched.

Cash and liquid resources

Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand.

Liquid resources are current asset investments which are disposable without curtailing or disrupting the business and are either readily convertible into known amounts of cash at or close to their carrying values or traded in an active market.

Taxation

The charge for taxation is based on the result for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.

Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19.

Deferred tax assets are recognised when it is more likely than not that they will be recovered. Deferred tax is measured using rates of tax that have been enacted or substantively enacted by the balance sheet date.

Post retirement benefits

The Company operates a defined contribution pension scheme for employees. The assets of the scheme are held separately from those of the company. The amount charged to the profit and loss account represents the contributions payable to the scheme in respect of the accounting period.

Leases

Operating lease rentals, where substantially all of the benefits and risks of ownership remain with the lessor, are charged against profits on a straight line basis over the period of the lease.

Debt financing

Fees on the issue of debt have been deducted from the gross proceeds of the issue and, together with the finance costs, are allocated to the profit and loss account over the life of the debt at a constant rate on the carrying amount.

Note (continued)

1. Accounting policies (continued)

Foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the contracted rate or the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

The assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the year.

Classification of financial instruments issued by the Group

Following the adoption of FRS 25, financial instruments issued by the Group are treated as equity (i.e. forming part of shareholders’ funds) only to the extent that they meet the following two conditions:

a)	they include no contractual obligations upon the Company (or Group as the case may be) to deliver cash or other financial assets or to exchange financial assets or financial liabilities with another party under conditions that are potentially unfavourable to the Company (or Group); and

b)	where the instrument will or may be settled in the Company’s own equity instruments, it is either a non-derivative that includes no obligation to deliver a variable number of the Company’s own equity instruments or is a derivative that will be settled by the Company’s exchanging a fixed amount of cash or other financial assets for a fixed number of its own equity instruments.

To the extent that this definition is not met, the proceeds of issue are classified as a financial liability. Where the instrument so classified takes the legal form of the Company’s own shares, the amounts presented in these financial statements for called up share capital and share premium account exclude amounts in relation to those shares.

Finance payments associated with financial liabilities are dealt with as part of interest payable and similar charges. Finance payments associated with financial instruments that are classified as part of shareholders’ funds (see dividends policy), are dealt with as appropriations in the reconciliation of movements in shareholders’ funds.

Research and development

Research and development expenditure is written off to the profit and loss account in the year in which it is incurred.

European Union grant income

Grants are received from the European Union to fund the development of certain compounds; the amounts received are released to the profit and loss account as the costs of development are incurred and the criteria for recognising funding are met.

Share based payments

During 2008 share options were issued to employees of the group. Options vest 10 years from the date of grant. The share options terms allow the holders of the options to acquire shares of the Company The fair value is measured at grant date and spread over the period during which the holders become unconditionally entitled to the options. The fair value of the options granted is measured using an option pricing model, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of share options that vest except where forfeiture is due to share prices not achieving the threshold for vesting.

Financial instruments

Interest rate swaps are used to manage exposure to interest rate risks and are not used for trading purposes. Interest differentials arising on interest rate swaps are recognised by adjusting the net interest charge.

Note (continued)

2 Segmental information

The turnover and profit before tax are attributable to the one principal activity of the Company. An analysis of turnover, by destination, is given below:

2010
£000

United Kingdom	1,249
Europe	2,532
North America	6,461
Other	1,501

11,743

3 Profit on ordinary activities before taxation

2010
£000

Profit on ordinary activities before taxation is stated after charging/(crediting):
Depreciation	160
Amortisation of goodwill	462
Operating lease rentals - land and buildings	123
EU grant income recognised	(31)
Research and development expenditure	367
Foreign exchange differences on transactions in foreign currencies	(255)
Auditors’ remuneration:
Audit of these financial statements	5
Audit of financial statements of subsidiaries pursuant to legislation	28
Other services relating to taxation	6
All other services	15

Note (continued)

4 Interest receivable and similar income

2010
£000

Bank interest	2
Exchange gains on foreign currency loans	—

2

5 Interest payable and similar charges

2010
£000

On bank loans and overdraft	728
Amortisation of loan issue costs	78
Finance costs on shares classified as liabilities	451
Exchange losses on foreign currency loans	38

1,295

6 Taxation

Analysis of charge in year

	2010
	£000	£000

UK corporation tax
Current tax on income for the year	1,337
Adjustments in respect of previous periods	(98)

	1,239
Foreign tax
Current tax on income for the year	287

Total current tax		1,526

Deferred tax (see note 13)
Origination/reversal of timing differences		169

Tax on profit on ordinary activities		1,695

Factors affecting the tax charge for the current year

The current tax charge for the year is higher than the standard rate of corporation tax in the UK (28%). The differences are explained below.

Note (continued)

6 Taxation (continued)

2010
£000
Current tax reconciliation
Profit on ordinary activities before tax	5,447

Current tax at 28%	1,525

Effects of:
Enhanced tax allowances on research and development expenditure	(59)
Expenses not deductible for tax purposes (primarily goodwill amortisation and preference share interest)	254
Capital allowances in excess of depreciation	(2)
Utilisation of tax losses	(168)
Adjustments to tax charge in respect of previous periods	(98)
Impact of overseas tax rates on overseas earnings	74

Total current tax charge	1,526

Finance (no. 2) Act 2010 enacted the reduction in corporation tax rate from 28% to 27% with effect from April 2011. In addition, the UK Government announced three further annual 1% cuts to reduce the rate to 24% from April 2014. This will reduce the company’s future current tax charge accordingly. As this rate change from 28% to 27% was substantively enacted before the balance sheet date deferred tax is calculated at a rate of 27%.

At Budget 2011 on 23rd March 2011 the UK Government announced that the corporation tax rate would instead reduce to 26% from April 2011 with three further annual 1% cuts to 23% by April 2014. Other than the enacted change to 27%, the effects of the announced changes are not reflected in the financial statements for the year ended 31 December 2010 as they have not yet been enacted and the impact has not yet been estimated.

7 Intangible fixed assets

Goodwill
£000

Cost
At beginning and end of year	9,252

Amortisation

At beginning of year	1,388
Charge for year	462

At end of year	1,850

Net book value
At 31 December 2010	7,402

Goodwill arose on the purchase of Tocris Cookson Limited and its subsidiaries in the period to 31 December 2007.

Note (continued)

8 Tangible fixed assets

	Plant and machinery	Motor vehicles	Computer equipment	Total
	£000	£000	£000	£000

Cost
At beginning of year	1,183	5	65	1,253
Additions	102	—	35	137
Disposals	—	—	(58)	(58)

At end of year	1,285	5	42	1,332

Depreciation
At beginning of year	390	5	57	452
Charge for year	154	—	6	160
Disposals	—	—	(58)	(58)

At end of year	544	5	5	554

Net book value
At 31 December 2010	741	—	37	778

9 Stocks

2010
£000

Work in progress	367
Finished goods	3,718

4,085

10 Debtors

2010
£000

Trade debtors	899
Other debtors	47
Prepayments and accrued income	117

1,063

All debtors are due within one year.

Note (continued)

11 Creditors: amounts falling due within one year

2010
£000

Bank loans (note 12)	733
Trade creditors	261
Corporation tax	1,094
Other taxation and social security	38
Accruals and deferred income	565
Dividend on preference shares	451

3,142

12 Creditors: amounts falling due after more than one year

2010
£000

Bank loans	6,042
Preference shares classified as liabilities	3

6,045

Debt maturity:

2010
£000

Within one year	733
Between two and five years	6,042
Five years and over	3

6,778

Senior loan A1	602
Senior loan A2	195
Senior loan B	4,187
Mezzanine loan	1,895
Issue costs	(104)
Ordinary preference shares	3

6,778

Note (continued)

12 Creditors: amounts falling due after more than one year (continued)

The bank loans are in favour of the Royal Bank of Scotland.

The A1 facility is denominated in US dollars, a committed facility of a US dollar equivalent of £4.55 million. Interest is charged at US Dollar Libor plus 2.25%. The loan is repayable by two quarterly instalments of 1.8% of the loan on 30 March and 30 June 2007, four quarterly instalments of 3.3% starting on the 30 September 2007, and sixteen quarterly instalments of 5.2% of the loan starting on the 30 September 2008. The loan is fully repayable by 21 December 2012.

The A2 facility is denominated in Euros, a committed facility of Euro equivalent of £1.45 million. Interest is charged at Euribor plus 2.25%. The loan is repayable by two quarterly instalments of 1.8% of the loan on 30 March and 30 June 2007, four quarterly instalments of 3.3% starting on the 30 September 2007, and sixteen quarterly instalments of 5.2% of the loan starting on the 30 September 2008. The loan is fully repayable by 21 December 2012.

The B facility is denominated in Euros, a committed facility of Euro equivalent of £3.25 million. Interest is charged at Euribor plus 2.75%. The loan is repayable in full by 21 December 2013.

The Mezzanine facility is denominated in US dollars, a committed facility of US Dollars equivalent of £2.5 million. Interest is charged at US Dollar LIBOR plus 10%. The loan is repayable in full by 21 December 2014.

The expenses of the issues of debt were, in accordance with FRS 4 “Capital Instruments”, deducted from the gross proceeds of the issue and, together with finance costs, are allocated to the profit and loss account over the life of the debt at a constant rate on the carrying amount.

The Royal Bank of Scotland holds a fixed and floating charge over all the current and future assets of the Company as security for the loans in issue.

The Company has entered into four interest rate swap transactions for the purpose of hedging the Company’s future interest liability by replacing floating interest rate risk with fixed interest commitments.

The details are as follows:

Commencement date:	Amount:

4 January 2008	USD	8,940,750	Amortising over 6 years

4 January 2008	USD	4,912,500	Terminating 31 December 2014

2 January 2008	Euro	2,161,950	Amortising over 6 years

2 January 2008	Euro	4,845,750	Terminating 31 December 2013

The amounts on the balance sheet are stated net of capitalised fees of £104,000.

Note (continued)

13 Provisions for liabilities and charges

The amounts provided for deferred tax and the amounts not provided are as follows:

2010
£000

At beginning of the year	(58)
Charge/(credit) to the profit and loss for the year (note 6)	167
Adjustments in respect of prior periods	2

At end of year	111

The deferred tax liability is made up of the following balances:

2010 £000

Deferred taxation
Accelerated capital allowances	116
Tax losses	—
Other timing differences	(5)

Deferred tax liability	111

The deferred tax liability is disclosed within provisions.

14 Called up share capital

2010 £000

Allotted issued and fully paid
15,000,005 ordinary shares of £0.10 each (classified as share capital)	1,500

2,647,060 preferred ordinary shares of £0.001 each (classified as liabilities)	3

Attached to the preferred ordinary shares is an entitlement to a preference dividend. The preference dividend is equal to 7% of the “profits” of the Group for the relevant financial year and is to be paid in priority to the dividends of any other class of shares. The preference dividend is to be paid three months after the end of the relevant financial year or ten business days after the date of approval of the consolidated audited accounts of the Group, whichever is earlier. Other than the above, the preferred ordinary shares shall rank pari passu in all respects with the ordinary shares.

Note (continued)

15 Reserves

	Share premium account	Profit and loss account
	£000	£000

At beginning of year	1,400	1,013
Profit for the financial year	—	3,752
Credit in relation to share based payments (note 22)	—	10
Dividends on shares classified in shareholders’ funds	—	(2,000)

At end of year	1,400	2,775

There were no movements in reserves in the year other than the profit for the financial year.

16 Reconciliation of movements in shareholders’ funds

2010 £000

Opening shareholders’ funds	3,913
Profit for the financial year	3,752
Net exchange differences	—
Dividends on shares classified in shareholders’ funds	(2,000)
Credit in relation to share based payments (note 22)	10

Closing shareholders’ funds	5,675

17 Pension scheme

The Group operates a defined contribution pension scheme in the UK and a simple IRA plan for its US Office staff (this is similar to a traditional 401(k) plan). The pension cost charge for the year represents contributions payable by the Group to the schemes and amounted to £153,000.

There were outstanding contributions at the end of the financial year of £18,000 included in creditors.

Note (continued)

18 Commitments under operating leases

Annual commitments under non-cancellable operating leases in respect of land and buildings and other equipment are as follows:

2010
Land and buildings
£000

Operating leases which expire:
Within one year	—
In two to five years	45
Over five years	42

87

19 Reconciliation of operating profit to net cash inflow from operating activities

2010 £000

Operating profit	6,740
Depreciation charges	160
Amortisation of goodwill	462
Increase in stocks	(575)
Decrease in debtors	13
Increase in creditors	229
Charge in relation to share based payments	10

Net cash inflow from operating activities	7,039

Note (continued)

20 Analysis of cash flows

	2010
	£000	£000

Returns on investments and servicing of finance
Interest received	2
Interest paid	(1,264)

		(1,262)

Taxation		(2,016)

Capital expenditure and financial investment
Purchase of tangible fixed assets		(137)

Dividends paid on shares classified in shareholders’ funds		(2,000)

Financing
Repayment of bank loans		(1,587)

21 Analysis of net debt

	At beginning of year	Cashflow	Non cash movements	At end of year
	£000	£000	£000	£000

Cash at bank and in hand	1,608	37	—	1,645
Debt due within one year	(1,476)	1,476	(733)	(733)
Debt due after one year	(6,794)	97	655	(6,042)

Total	(6,662)	1,610	(78)	(5,130)

Non cash movements represent the amortisation of previously capitalised debt fees and translation differences on foreign currency denominated debt.

Note (continued)

22 Share based payments

Share options issued by the Company are as follows:

Grant date/nature of scheme/holder of options	Method of accounting	Number of instruments	Vesting conditions	Contractual life of options

25 February 2009, employee share scheme	Equity	608,887	None	10 years

Details of the number of share options and the weighted average exercise price (WAEP) outstanding during the year are as follows:

2010
No.

Outstanding at the beginning of the year	497,687
Granted during the year	—
Exercised during the year	—
Lapsed during the year	(61,300)

Outstanding at the year end	436,387

The weighted average exercise price (WAEP) outstanding during the year was £0.50 per share.

No options were exercised during the period. 436,387 options were outstanding at the balance sheet date. No options were exercisable at the year end.

The total expense recognised for the year arising from share based payments was £10,000.

The fair value of the share appreciation rights at grant date of 12.6p was determined based on the Black Scholes model. The model inputs were the share price of 33.8p, the exercise price of 50p, expected volatility of 50%, a term of five years and a risk free interest rate of 4.80%.

23 Dividends

The aggregate amount of dividends comprises:

2010
£000

Interim dividends paid in respect of the current year	2,000

Note (continued)

24 Related party disclosures

Amounts owed to the Company represent loans to Tocris Investments Limited, which is repayable on demand under the terms of the loan note agreement. Tocris Holdings Limited has agreed that it will not call in the loan for a period of at least 12 months from the date of signing the accounts. Interest is charged on the loan principal of £31,000,000 at a rate of Libor + 7%.

During the period fees of £200,000 were incurred and remain unpaid at year end to Momentum Corporate Finance LLP in relation to financial modelling and to arrangement fees for a debt finance facility. AE Kenny acts as a director of Tocris Holdings Ltd and is a partner for Momentum Corporate Finance LLP.

25 Summary of Significant Differences Between UK and US Generally Accepted Accounting Principles (“GAAP”)

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”). Such principles differ in certain respects from generally accepted accounting principles in the United States (“US GAAP”). A summary of principal differences and additional disclosures applicable to the Group is set out below.

Goodwill and Intangible assets

Both UK and US GAAP require purchase consideration to be allocated to the net assets acquired at their fair value on the date of acquisition.

Under UK GAAP, goodwill arising and separately identifiable and separable intangible assets acquired on acquisitions made on, or after, 27 September 1998 are capitalised and amortised over their useful life, not exceeding a period of 20 years. Goodwill of the Group arose on the purchase of Tocris Cookson Limited and its subsidiaries in the period ended 31 December 2007.

Under US GAAP, separately identified definite life intangible assets arising from an acquisition would be capitalised and amortised over their useful lives. Under UK GAAP, these assets are included within goodwill. For the purposes of US GAAP goodwill and indefinite life intangible assets would not be amortised but would be reviewed annually for impairment.

Deferred taxation

UK GAAP requires that no provision for deferred taxation should be made if there is reasonable evidence that such taxation will not be payable within the foreseeable future and that deferred tax assets should only be recognised if the realisation of such assets can be assessed with reasonable certainty.

US GAAP requires full provision for deferred tax liabilities, and permits deferred tax assets to be recognised without valuation allowance if their realisation is more likely than not.

Under UK GAAP, the Group classified the deferred tax assets and liabilities as non-current. Under US GAAP, deferred taxes are classified between current and non-current portions, consistent with the classification of the underlying assets or liabilities that give rise to the temporary difference, disclosed separately and presented on a net basis, by tax jurisdiction.

Note (continued)

25 Summary of Significant Differences Between UK and US Generally Accepted Accounting Principles (“GAAP”) (continued)

Financial Instruments

The Group is exposed to interest rate risk arising from long term borrowings. The Group uses interest rate swaps to reduce exposure to interest rate movements by replacing floating interest rate risk with fixed interest commitments. Interest rate swaps are not used for trading purposes. Interest differentials arising on interest rate swaps are recognised by adjusting the net interest charge.

Under UK GAAP, only accrued interest under interest rate swaps was recognised on the balance sheet. Under US GAAP, the fair value of interest rate swaps is recognised on the balance sheet with changes in fair value being recognised in the income statement.

Preference shares

Under UK GAAP, preference shares are treated as equity (i.e. forming part of shareholders’ funds) only to the extent that they meet the following two conditions:

a)	they include no contractual obligations upon the Company (or Group as the case may be) to deliver cash or other financial assets or to exchange financial assets or financial liabilities with another party under conditions that are potentially unfavourable to the Company (or Group); and

b)	where the instrument will or may be settled in the Company’s own equity instruments, it is either a non-derivative that includes no obligation to deliver a variable number of the Company’s own equity instruments or is a derivative that will be settled by the Company’s exchanging a fixed amount of cash or other financial assets for a fixed number of its own equity instruments.

To the extent that this definition is not met, the proceeds of issue are classified as a financial liability at nominal value. Where the instrument so classified takes the legal form of the Company’s own shares, the amounts presented in these financial statements for called up share capital and share premium account exclude amounts in relation to those shares.

Finance payments associated with financial liabilities are dealt with as part of interest payable and similar charges. Finance payments associated with financial instruments that are classified as part of shareholders’ funds (see dividends policy), are dealt with as appropriations in the reconciliation of movements in shareholders’ funds.

Under US GAAP, such preference shares are required to be split into debt and equity components and recorded at fair market value at the date of issuance.